CALAMP REACHES COMPREHENSIVE AGREEMENT TO SIGNIFICANTLY REDUCE DEBT, GO PRIVATE, AND STRENGTHEN FINANCIAL FLEXIBILITY TO SUPPORT INNOVATION THROUGH A CONSENSUAL FINANCIAL RESTRUCTURING

Lynrock to become the principal equity owner and take CalAmp private

Continues to operate business as usual throughout this process

Enhanced liquidity to invest in innovation to support customers’ evolving needs

IRVINE, Calif., June 3, 2024 - CalAmp (Nasdaq: CAMP), a connected intelligence company helping people and organizations improve operational performance with a data-driven solutions ecosystem, today announced that it has entered into a Restructuring Support Agreement (“RSA”) with its principal secured lender, Lynrock Lake Master Fund LP (“Lynrock”), who will become the principal equity owner of CalAmp and take the Company private.

In a strategic move that strengthens its financial position, CalAmp intends to exchange the approximately $229 million of Convertible Senior Secured Notes held by Lynrock into equity interests in the reorganized company. During the financial restructuring, CalAmp’s U.S. and international operations will continue without disruption, and partners will be paid in the ordinary course of business.

To most efficiently complete the go-private transaction, CalAmp has voluntarily initiated proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. CalAmp enters this process with the strong support of Lynrock who has conveyed confidence in the Company’s long-term strategy and future growth prospects. Importantly, the RSA provides a roadmap for the Company to quickly navigate through this process following court approval of its prepackaged restructuring plan.

“The savings from eliminating the interest on the debt and the overhead of being a public company will allow us to invest more significantly in the numerous opportunities we see to support our customers’ needs,” said Chris Adams, President and Chief Executive Officer of CalAmp.

CalAmp is dedicated to emerging promptly from this process with a healthy balance sheet and strong cash flow generation that will enable it to be a stronger business partner.

About CalAmp

CalAmp (Nasdaq: CAMP) provides flexible solutions to help organizations worldwide monitor, track and protect their vital assets. Our unique device-enabled software and cloud platform enables commercial and government organizations worldwide to improve efficiency, safety, visibility and compliance while accommodating the unique ways they do business. With over 10 million active edge devices and 275+ approved or pending patents, CalAmp is the telematics leader organizations turn to for innovation and dependability. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, CalAmp Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® U.S. Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements regarding the Chapter 11 proceeding, our expected future business and financial performance and other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results are included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

CalAmp Investor Contact:	CalAmp Media Contact:
Jikun Kim	Mark Gaydos
SVP & CFO	Chief Marketing & Product Officer
ir@calamp.com	Mgaydos@calamp.com